Exhibit 10.3

Execution Version

SHAREHOLDER VOTING AND SUPPORT AGREEMENT

This Shareholder Voting and Support Agreement (this “Shareholder Agreement”) is dated as of February 26, 2023, by and among, Heru Investment Holdings Ltd. (the “Stockholder”), Mercato Partners Acquisition Corporation, a Delaware corporation (“SPAC”), Nuvini Holdings Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), and Nvni Group Limited, an exempted company incorporated with limited liability in the Cayman Islands (“New PubCo”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, as of the date hereof, the Stockholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Ordinary Shares, in each case, as set forth on Schedule I attached hereto (including any New PubCo Shares received in connection with the Contribution, the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Shareholder Agreement, SPAC, the Company, New PubCo and Nuvini Merger Sub, Inc., a Delaware corporation (“Merger Sub”), have entered into a Business Combination Agreement (as may be amended or modified from time to time pursuant to the terms thereof, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, (a) the Company will become a direct, wholly-owned subsidiary of New PubCo pursuant to a contribution by the Company Shareholders of all the issued and outstanding equity of the Company to New PubCo in exchange for newly issued New PubCo Ordinary Shares and (b) Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity and a direct, wholly-owned subsidiary of Intermediate 2 (as defined in the Business Combination Agreement), in each case, on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Stockholder, the Company, Merger Sub, and New PubCo to enter into the Business Combination Agreement and to consummate the transactions contemplated thereby, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SHAREHOLDER SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Stockholder hereby acknowledges that Stockholder has read the Business Combination Agreement and this Shareholder Agreement and has had the opportunity to consult with its tax and legal advisors. Stockholder shall be bound by and comply with Sections 7.4(b) (Communications Plan) and 7.11 (No Solicitation) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if Stockholder was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2 No Transfer. Stockholder hereby represents and covenants that, during the period commencing on the date hereof and ending on the earliest of (a) the Merger Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.1 (Termination) thereof (the earlier of (a) and (b), the “Expiration Time”), Stockholder shall not, without the prior written consent of SPAC, directly or indirectly, (i) sell, assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement / Proxy Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any Subject Securities owned by Stockholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of any Subject Securities owned by Stockholder, in cash or otherwise, (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i) through (iii) collectively, a “Transfer”) or (iv) agree to do, approve, or authorize any of the following; provided, however, that Stockholder may Transfer any such Subject Securities (a) to (i) any officers, directors or employees of the Company or their respective Affiliates or family members, (b) as a bona fide gift or gifts or charitable contribution, (c) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof, (d) in the case of an individual, (i) by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such person, or to a charitable organization, (ii) by virtue of laws of descent and distribution upon death of the individual or (iii) pursuant to a qualified domestic relations order or (e) pursuant to the Contribution Agreement (each a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of Stockholder under, and be bound by all of the terms of, this Shareholder Agreement; provided, further, that any Transfer permitted under this Section 1.2(a) shall not relieve Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 1.2(a) shall be null and void ab initio.

Section 1.3 New Shares. Stockholder hereby acknowledges and agrees that, in the event that (a) any Company Ordinary Shares or other equity securities of Company are issued to Stockholder after the date of this Shareholder Agreement pursuant to any stock dividend (including any dividend or distribution of securities convertible into capital stock), stock split, recapitalization, reclassification, combination, exchange or any similar event of Company Ordinary Shares of, on or affecting the Company Ordinary Shares owned by such Stockholder or otherwise, (b) Stockholder purchases or otherwise acquires beneficial ownership of any Company Ordinary Shares or other equity securities of the Company after the date of this Shareholder Agreement, or (c) Stockholder acquires the right to vote or share in the voting of any Company Ordinary Shares or other equity securities of the Company after the date of this Shareholder Agreement (such Company Ordinary Shares or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by Stockholder shall be subject to the terms of this Shareholder Agreement to the same extent as if they constituted the Subject Securities owned by Stockholder as of the date hereof.

Section 1.4 Closing Date Deliverables. Stockholder agrees that, on the Closing Date, Stockholder shall deliver to SPAC, the Company and New PubCo a duly executed copy of the Registration Rights Agreement, by and among SPAC, New PubCo, the Sponsor, certain of New PubCo’s stockholders or their respective affiliates, as applicable, in substantially the form attached as Exhibit A to the Business Combination Agreement.

Section 1.5 Stockholder Agreements.

(a) Stockholder agrees that, at any meeting of the shareholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company is sought, Stockholder shall (i) appear at each such meeting or otherwise cause all of its shares of Company Ordinary Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its shares of Company Ordinary Shares:

(1) in favor of each Company Party Shareholder Approvals and each other proposal related to the Transactions included on the agenda for any special meeting of Company Shareholders relating to the Transaction;

(2) against any Company Business Combination or any Company Shareholder proposal relating to a Company Business Combination (in each case, for the avoidance of doubt, other than a Company Party Shareholder Approval);

(3) against any business combination agreement or merger agreement or merger (other than the Business Combination Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (in each case, other than in connection with the Transactions or pursuant to the Business Combination Agreement or the Transaction Agreements);

(4) against any change in the business, management or board of directors of the Company (other than in connection with the Transactions or pursuant to the Business Combination Agreement or the Transaction Agreements); and

(5) against any proposal, action or agreement that would (A) impede, frustrate, materially delay, adversely affect, prevent or nullify any provision of this Shareholder Agreement, the Business Combination Agreement or the Contribution Agreement or any of the other transactions contemplated by any of the Transaction Agreements, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company or New PubCo under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VIII (Conditions to the Transaction) of the Business Combination Agreement not being fulfilled or

(D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Company.

Stockholder hereby agrees that Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(b) Stockholder hereby waives, and agrees not to assert or perfect (and agrees to cause not to be asserted and perfected), any appraisal or dissenters’ rights with respect to any of the Subject Securities in connection with the Merger.

Section 1.6 Further Assurances. Stockholder hereby covenants and agrees to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Legal Requirements to consummate the transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.7 No Inconsistent Agreement. Stockholder hereby represents and covenants that Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Stockholder’s obligations hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of Stockholder. Stockholder represents and warrants as of the date hereof to SPAC, the Company and New PubCo (solely with respect to itself, himself or herself and not with respect to any other Company Shareholder) as follows:

(a) Organization; Due Authorization. Stockholder is duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Shareholder Agreement and the consummation of the transactions contemplated hereby are within Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of Stockholder. This Shareholder Agreement has been duly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by the other parties to this Shareholder Agreement, this Shareholder Agreement constitutes a legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Legal Requirements, other similar Legal Requirements affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Shareholder Agreement is being executed in a representative or fiduciary capacity, the Person signing this Shareholder Agreement has full power and authority to enter into this Shareholder Agreement on behalf of Stockholder.

(b) Ownership. Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of Stockholder’s Subject Securities listed opposite Stockholder’s name on Schedule I hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Shareholder Agreement, (ii) the Governing Documents of the Company, (iii) the Business Combination Agreement, or (iv) any applicable securities Legal Requirements. Stockholder’s Subject Securities are the only equity securities in the Company owned of record or beneficially by Stockholder on the date of this Shareholder Agreement, and none of Stockholder’s Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder. Other than as provided in the Business Combination Agreement, such Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Shareholder Agreement by Stockholder does not, and the performance by Stockholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Stockholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Stockholder or Stockholder’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Stockholder of its obligations under this Shareholder Agreement.

(d) Litigation. There are no Legal Proceedings pending against Stockholder, or to the knowledge of Stockholder threatened against Stockholder, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Stockholder of its, his or her obligations under this Shareholder Agreement.

(e) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby or by the Business Combination Agreement based upon arrangements made by Stockholder, for which the Company, New PubCo or any of their respective Affiliates may become liable.

(f) Acknowledgment. Stockholder understands and acknowledges that each of SPAC, the Company and New PubCo is entering into the Business Combination Agreement in reliance upon Stockholder’s execution, delivery, and performance of this Shareholder Agreement. Stockholder has received and reviewed the Business Combination Agreement and this Shareholder Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands, accepts, and agrees to comply with all of the provisions of this Shareholder Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. With respect to Stockholder, this Shareholder Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time and (b) the written agreement of Stockholder, SPAC, the Company, and New PubCo. Upon such termination of this Shareholder Agreement, all obligations of the parties under this Shareholder Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Shareholder Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Shareholder Agreement prior to such termination. This Article III shall survive the termination of this Shareholder Agreement.

Section 3.2 Governing Law. This Shareholder Agreement and the consummation of the transactions contemplated hereby, and any action, suit, dispute, controversy or claim arising out of this Shareholder Agreement and the consummation of the transactions hereby, or the validity, interpretation, breach or termination of this Shareholder Agreement and the consummation of the transactions hereby, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

Section 3.3 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, TO THE EXTENT SUCH COURT DOES NOT HAVE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR DISTRICT OF DELAWARE, IN EACH CASE IN CONNECTION WITH ANY MATTER BASED UPON OR ARISING OUT OF THIS SHAREHOLDER AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT HEREBY WAIVES, AND SHALL NOT ASSERT AS A DEFENSE IN ANY LEGAL DISPUTE, THAT: (A) SUCH PERSON IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE NAMED COURTS FOR ANY REASON; (B) SUCH LEGAL PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURT; (C) SUCH PERSON’S PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION; (D) SUCH LEGAL PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM; OR (E) THE VENUE OF SUCH LEGAL PROCEEDING IS IMPROPER. EACH PARTY HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY HEREBY AGREES NOT TO COMMENCE OR PROSECUTE ANY SUCH ACTION, CLAIM, CAUSE OF ACTION OR SUIT OTHER THAN BEFORE ONE OF THE ABOVE-NAMED COURTS, NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION, CLAIM, CAUSE OF ACTION OR SUIT TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS, WHETHER ON THE GROUNDS OF INCONVENIENT FORUM OR OTHERWISE. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF DELAWARE, AND FURTHER CONSENTS TO SERVICE OF PROCESS BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE GUARANTEEING

OVERNIGHT DELIVERY, OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 3.8 AND WAIVES AND COVENANTS NOT TO ASSERT OR PLEAD ANY OBJECTION WHICH THEY MIGHT OTHERWISE HAVE TO SUCH MANNER OF SERVICE OF PROCESS. NOTWITHSTANDING THE FOREGOING IN THIS SECTION 3.3, ANY PARTY HERETO MAY COMMENCE ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT IN A COURT OTHER THAN THE ABOVE-NAMED COURTS SOLELY FOR THE PURPOSE OF ENFORCING AN ORDER OR JUDGMENT ISSUED BY ONE OF THE ABOVE-NAMED COURTS.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENT WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SHAREHOLDER AGREEMENT, EACH OTHER TRANSACTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SHAREHOLDER AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

Section 3.4 Assignment. No party hereto may assign, directly or indirectly, including by operation of law, either this Shareholder Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto. Subject to the first sentence of this Section 3.4, this Shareholder Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Permitted Transferees, successors and permitted assigns.

Section 3.5 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that the rights of each party hereto to consummate the transactions contemplated hereby are special, unique and of extraordinary character and immediate and irreparable harm or damage would occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Shareholder Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which either party is entitled at law or in equity, each party hereto shall be entitled to equitable remedies against another party for its breach or threatened breach of this Shareholder Agreement, including an injunction or injunctions to prevent breaches of this Shareholder Agreement and specific enforcement of the terms and provisions of this Shareholder Agreement, in each case, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required. Each of the parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Shareholder Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 3.6 Amendment. This Shareholder Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Company, New PubCo and Stockholder.

Section 3.7 Severability. In the event that any term, provision, covenant or restriction of this Shareholder Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (a) such provision will be fully severable; (b) this Shareholder Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Shareholder Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) to the extent necessary, the parties hereto shall amend or otherwise modify this Shareholder Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 3.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered on a Business Day; (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid; or (e) when emailed, if delivered by email during normal business hours (and otherwise as of the immediately following Business Day). Such communications, to be valid, must be addressed as follows:

If to SPAC, to:

Mercato Partners Acquisition Corporation

2750 E. Cottonwood Parkway, Suite #500

Cottonwood Heights, Utah

Attention: Scott Klossner

Email: sklossner@mercatopartners.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Ryan Maierson

Drew Capurro

Thomas Verity

Email: ryan.maierson@lw.com

drew.capurro@lw.com

thomas.verity@lw.com

if to the Company or New PubCo, to:

Nuvini Holdings Limited

c/o Services Cayman Limited

Willow House, Cricket Square

P.O. Box 10008

Grand Cayman KY1-1001

Cayman Islands

Attention: Pierre Schurmann / Luis

Busnello

Email: p@nuvini.com.br /

lab@nuvini.com.br Attention:

and

Nuvini S.A.

Rua Jesuíno Arruda

No. 769, Room 20-B

Itaim Bibi

São Paulo - SP, 04532-082

Federal Republic of Brazil

Attention: Pierre Schurmann/ Luis

Busnello

Email: p@nuvini.com.br /

lab@nuvini.com.br

with a copy to (which shall not constitute notice):

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606-4637

United States of America

Attention: Eddie Best / Esther Chang

Email: ebest@mayerbrown.com /

echang@mayerbrown.com

and

Tauil & Chequer Advogados Associados

À Mayer Brown

Av. Pres. Juscelino Kubitschek

1455 - 5°, 6° e 7º andares

São Paulo – SP, 04543-011 - Vila Nova Conceição

Federal Republic of Brazil

Attention: Carlos Motta / Rodolfo Constantino de Tella

Email: cmotta@mayerbrown.com /

rtella@mayerbrown.com

If to Stockholder, to:

the address set forth opposite Stockholder’s name on Schedule I hereto.

Section 3.9 Counterparts; Electronic Delivery. This Shareholder Agreement may be executed in counterparts, all of which shall be considered one and the same document and shall become effective when such counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all such parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties of a counterpart executed by a party hereto shall be deemed to meet the requirements of the previous sentence. The exchange of a fully executed Shareholder Agreement (in counterparts or otherwise) in pdf, DocuSign or similar format and transmitted by facsimile or email shall be sufficient to bind the parties hereto to the terms and conditions of this Shareholder Agreement.

Section 3.10 Entire Agreement. This Shareholder Agreement, including the Schedules hereto, the other Transaction Agreements and any other documents and instruments and agreements among the parties or their respective Affiliates as contemplated by or referred to herein: (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and current agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other Person other than the parties hereto any rights or remedies.

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IN WITNESS WHEREOF, Stockholder, SPAC, the Company and New PubCo have each caused this Shareholder Voting and Support Agreement to be duly executed as of the date first written above.

SPAC:

MERCATO PARTNERS ACQUISITION CORPORATION

By:	/s/ Scott Klossner
Name: Scott Klossner
Title: Chief Financial Officer

[Signature Page to Shareholder Voting and Support Agreement]

COMPANY:

NUVINI HOLDINGS LIMITED

By:	/s/ Pierre Schurmann
Name: Pierre Schurmann
Title: Director

[Signature Page to Shareholder Voting and Support Agreement]

NEW PUBCO:

NVNI GROUP LIMITED

By:	/s/ Pierre Schurmann
Name: Pierre Schurmann
Title: Director

[Signature Page to Shareholder Voting and Support Agreement]

STOCKHOLDER:

HERU INVESTMENT HOLDINGS LTD.

By:	/s/ Pierre Schurmann
Name: Pierre Schurmann
Title: Director

[Signature Page to Shareholder Voting and Support Agreement]

Schedule I

Stockholders and Subject Securities

Name of Stockholder	Company Ordinary Shares	Address for Notice
[ ]

[Schedule I to Shareholder Voting and Support Agreement]